UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 1, 2004

Hythiam, Inc.
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        (Exact name of registrant as specified in its charter)

Delaware --------------- (State or other jurisdiction of incorporation)	333-58246 --------------- (Commission File Number)	88-0464853 --------------- (IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025
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        (Address of principal executive offices, Zip Code)

(310) 444-4300
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        (Telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

        On October 1, 2004, the Board of Directors (the “Board”) of Hythiam, Inc. (the “Company”) ratified a Fourth Amendment (the “Amendment”) to the Technology Purchase and Royalty Agreement (the “Agreement”) between the Company and Tratamientos Avanzados de la Addiccion S.L. (“TAVAD”), pursuant to which the definition of “Processes” was expanded to include crack cocaine and methamphetamine detoxification and treatment processes, and the term “Intellectual Property” was expanded to include all improvements through September 14, 2004. As consideration for the Amendment, the Company agreed to pay TAVAD $75,000 and issue it 83,221 shares of the Company’s common stock.

        A copy of the original Agreement, as previously amended, is attached as Exhibit 10.2 to the Amended Registration Statement on Form S-1/A filed by the Company on May 19, 2004.

        TAVAD is owned and controlled by Dr. Juan José Legarda, a former member of the Board, and a member of the Company’s scientific advisory board and clinical advisory board.

ITEM 3.02 Unregistered Sales of Equity Securities

        As partial consideration for the Amendment, on October 1, 2004, the Board authorized the issuance of 83,221 shares of the Company’s common stock, par value $.0001, to TAVAD. The foregoing securities were issued without registration pursuant to the exemption afforded by Section 4(2) of the Securities Act of 1933.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 5, 2004	HYTHIAM, INC. By: /S/ CHUCK TIMPE ———————————————————— Chuck Timpe Chief Financial Officer